Exhibit 99.2
NEWS RELEASE

Broadcom Business Press Contact	Broadcom Financial Analyst Contact
Bob Marsocci	T. Peter Andrew
Vice President, Corporate Communications	Vice President, Corporate Communications
949-926-5458	949-926-5663
bmarsocci@broadcom.com	andrewtp@broadcom.com
Broadcom Declares Quarterly Dividend
IRVINE, Calif. — February 3, 2010 — Broadcom Corporation (Nasdaq: BRCM), a global leader in semiconductors for wired and wireless communications, today announced that its Board of Directors has adopted a dividend policy pursuant to which the Company intends to pay quarterly cash dividends on its common stock. The Board declared the first quarterly cash dividend of $0.08 per share payable to holders of the Company’s common stock. The dividend was declared by the Board of Directors on January 27, 2010 and will be paid on March 8, 2010 to holders of the Company’s Class A and Class B common stock of record at the close of business on February 19, 2010. The dividend so declared will be paid from U.S. domestic sources other than the Company’s retained earnings and will be treated for accounting purposes as a reduction of shareholders’ equity.
“Broadcom has become one of the world’s leading communications semiconductor companies due in large part to the continued support of our shareholders,” said Broadcom’s President and CEO, Scott A. McGregor. “The adoption of a dividend policy is another step in our continued efforts to adopt shareholder friendly initiatives and encourage new and long-term investments in Broadcom. Adopting a dividend enables us to return cash to our shareholders, who can now benefit from a quarterly dividend payment and stock appreciation.”

The cash dividend policy and the payment of future cash dividends under that policy are subject to the Board’s continuing determination that the dividend policy and the declaration of dividends thereunder are in the best interests of Broadcom’s shareholders and are in compliance with all laws and agreements of Broadcom applicable to the declaration and payment of cash dividends.
About Broadcom
Broadcom Corporation is a major technology innovator and global leader in semiconductors for wired and wireless communications. Broadcom products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. We provide the industry’s broadest portfolio of state-of-the-art system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything®.
Broadcom is one of the world’s largest fabless semiconductor companies, with 2009 revenue of $4.49 billion, and holds over 3,800 U.S. and over 1,550 foreign patents, more than 7,800 additional pending patent applications, and one of the broadest intellectual property portfolios addressing both wired and wireless transmission of voice, video, data and multimedia.
A FORTUNE 500® company, Broadcom is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at +1.949.926.5000 or at www.broadcom.com.
Cautions regarding Forward-Looking Statements:
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, our intention to pay quarterly cash dividends and references to our stock price performance. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
Important factors that may cause such a difference for Broadcom in connection with our dividend program, include, but are not limited to the list that can be found at http://www.broadcom.com/press/additional_risk_factors/Q12010.php.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.
Broadcom®, the pulse logo, Connecting everything®, and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.